                                                             Exhibit 4

                                   May 1, 2002

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer

 Re:      Atchison Casting Corporation (the "Company") April 3, 1998 Amended and
          Restated Credit Agreement by and among the Company, Harris Trust and
          Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Twelfth Amendment and Forbearance Agreement dated as of
December 18, 2001 (the "Twelfth Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit
Agreement through June 30, 2002. Paragraph 7 of the Twelfth Amendment provides that a portion of the proceeds from the liquidation of the Company's assets will be used to permanently reduce the Commitments, and the balance of such proceeds
("Excess Funds") shall be deposited with Collateral Agent and be disbursed pursuant to the Cash Collateral Use Agreement, subject to certain conditions.
The Company and the Bank hereby agree to amend Paragraph 7 of the Twelfth
Amendment to revise the conditions applicable to the Company's use of the Excess
Funds.

     The Company acknowledges and confirms the Collateral Agent has a first, valid, superior, enforceable and fully perfected lien on the tax refund received in April 2002 in the amount of approximately $5.5 million ("April Tax
Refund"). The company desires the April Tax Refund be treated pursuant to
Paragraph 7 of the Twelfth Amendment subject to the changes set forth below.

     Accordingly, effective upon the execution of this letter by the Required
Banks, the Company and Guarantors in the spaces provided for that purpose below
(which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) the last paragraph of
Paragraph 7 of the Twelfth Amendment is hereby amended and restated in its entirety to read as follows:

               The Borrower covenants and agrees to enter into an amendment and forbearance agreement with TIAA containing provisions in which it agrees to repay TIAA a portion of the Teacher's Note in an amount not in excess of that percentage of such proceeds as set forth above next to the applicable category.

          In addition, the Borrower covenants and agrees not to amend or otherwise modify such provision with TIAA without the prior written consent of the Required Banks. The balance of any such proceeds (after giving effect to the repayment of the Obligations owing the Bank Group and the Teacher's Note as required above) (the "Excess Funds") shall be deposited with the Collateral Agent under the Cash Collateral Use
          Agreement and held in a separate Cash Collateral Account (as defined in the Cash Collateral Use Agreement). The Borrower and Guarantors
          agree that the Collateral Agent is authorized to transfer the Excess
          Funds from the Cash Collateral Account only pursuant to the written authorization of the Required Lenders. On the Standstill Expiration
          Date or, if earlier on the last day of the Standstill Period, a portion of the Commitments shall terminate by an amount equal to
          87.12% of Excess Funds then on deposit in the Cash Collateral Account and the Collateral Agent is directed to repay the Obligations in an amount equal to 87.12% of the Excess Funds then on deposit in the Cash
          Collateral Account.

and (ii) the Required Banks consent to the execution of a letter agreement by the Company and Guarantors with TIAA on the same terms as this letter agreement.

     For the purposes of the April Tax Refund and solely for that purpose and no other purposes the Required Lenders: (a) waive the last sentence of the last paragraph of Paragraph 7 of the Twelfth Amendment, (b) agree that sentence shall be deleted therefrom solely for the purposes of the April Tax Refund, and (c)
agree the second to the last sentence of the last paragraph of Paragraph 7 of the Twelfth Amendment shall read, solely for the purposes of the April Tax
Refund, as follows:

               The Borrower and Guarantors agree that 50% of the April Tax
          Refund which are Excess Funds shall remain in the Cash Collateral
          Account and the Collateral Agent is authorized to transfer the Excess
          Funds (solely as such relate to the April Tax Refund) from the Cash
          Collateral Account only pursuant to the written authorization of the
          Required Lenders and TIAA.

     The Company, Guarantors and Banks acknowledge and agree that subject to the terms of the Credit Agreement, the Commitments of the Banks on the date hereof are as set forth on Schedule I hereto.

     Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other
Defaults or Events of Default that now exist.

     All defined terms used herein and not defined herein shall have the same meaning herein as in the Twelfth Amendment. This letter agreement shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                                          Very truly yours,

                                                          HARRIS TRUST AND SAVINGS BANK, in its individual
                                                             capacity as a Bank and as Agent

                                                          By:    /s/ Betzaida Erdelyi
                                                          Title: Vice President

                                                          COMMERCE BANK, N.A.

                                                          By:    /s/ Dennis R. Block
                                                          Title: Senior Vice President

                                                          US BANK NATIONAL ASSOCIATION

                                                          By:     /s/ Craig D. Buckley
                                                          Title:  Vice President

                                                          KEY BANK NATIONAL ASSOCIATION

                                                          By:     /s/ Stephen Steckel
                                                          Title:  Vice President

                                                          COMERICA BANK

                                                          By:      /s/ Andrew R. Craig
                                                          Title:   Vice President

                                                          HIBERNIA NATIONAL BANK

                                                          By: ____________________________________________________
                                                          Title:___________________________________________________

                                                          NATIONAL WESTMINSTER BANK PLC
                                                          Nassau Branch

                                                          By:     /s/ Pete Ballard
                                                          Title:  Head of Mid Corporate Team
                                                                  Corporate Restructuring Unit

                                                          New York Branch

                                                          By:     /s/ Pete Ballard
                                                          Title:  Head of Mid Corporate Team
                                                                  Corporate Restructuring Unit

                                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                          By:     /s/ Calvin R. Emerson
                                                          Title:  Vice President

Agreed and Accepted:

ATCHISON CASTING CORPORATION

By:  /s/  Kevin T. McDermed
Title:  VP & Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
SPRINGFIELD IRON CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By:     /s/ Kevin T. McDermed
Title:  Vice President

GILMORE INDUSTRIES, INC.

By:     /s/ John R. Kujawa
Title:  President

                                   SCHEDULE I
                                   COMMITMENTS

                                                       Commitments

Harris Trust and Savings Bank                         $17,430,297.74

Commerce Bank, N.A.                                     9,507,435.14

US Bank National Association                            9,507,435.14

Key Bank National Association                           9,507,435.14

Comerica Bank                                           6,338,290.09

Hibernia National Bank                                  6,338,290.09

National Westminster Bank Plc                           6,338,290.09

Wells Fargo Bank, National Association               $  4,753,717.56
                                                     ---------------

Total                                                 $69,721,190.99